LEASE AGREEMENT

                                  BETWEEN

                         VALLEY RACING ASSOCIATION

                                    AND

                              SHRP VALLEY LLC
                              LEASE AGREEMENT

     This Lease ("Lease") is made this 3rd day of March, 1999 between Valley Racing Association, a joint venture comprised of Ladbroke Racing Texas Corporation, a Texas corporation and Ladbroke Racing Management Texas Corporation, a Texas corporation ("Lessor")and SHRP Valley LLC ("Lessee"). If Lessor reorganizes as a corporate entity as described in Section 5(c) of this Agreement any reference to Lessor in this Agreement shall include that corporate entity.

     1. Premises. Lessor, for and in consideration of the covenants and agreements of the Lessee contained in this Lease hereby grants, demises and leases to Lessee, and Lessee for and in consideration of the covenants and agreements of the Lessor contained in this Lease and the Management Agreement (defined in Section 4(d) of this Lease), hereby leases and takes from Lessor, for the Rent and upon the terms and conditions provided in this Lease, the following described Property:

          (a) The land described in Exhibit "A" to this Lease (collectively, the "Land"), together with all of the buildings, improvements and fixtures on the Land, and all of Lessee's improvements that are constructed in accordance with the terms of this Lease (together the "Improvements") and all appurtenances and rights relating to the Land and the Improvements, including also all interest of Lessor in and to adjacent streets, alleys, easements, rights-of-way and rights of ingress and egress to the Land and all other land owned or claimed by Lessor that is adjacent, contiguous to or a part of the Land, whether owned or claimed by deed, limitations or otherwise and whether or not located inside or outside the metes and bounds description of the Land or whether or not held under fence by Lessor (the Land, Improvements, appurtenances and other rights are referred to collectively as the "Premises").

          (b) All of the Personal Property described on Exhibit "A-1" to this Lease and all other equipment and personal property owned by Lessor and located in, on or used in connection with the Premises including, without limitation the right to use the name "Valley
Greyhound Race Park" and other names used for the Premises, sign rights, all telephone numbers related to the operation of the Premises, all keys and all goodwill relating to the Premises, all of Lessor's right, title and interest in all water, waste water, drainage, telephone and other utilities, utility lines, utility connections, utility commitments, utility capacity and reservations, and other rights, capital recovery charges and other fees paid or deposits made by Lessor, and any reimbursements or other rights belonging to Lessor which pertain to any utilities or utility services provided, to be provided, or available to all or any part of the Property (collectively the "Personal Property").

     2. Use. Lessee may use the Premises and Personal Property for conducting pari-mutuel racing operations pursuant to the pari-mutuel greyhound race track license granted to Lessor by the Texas Racing Commission (the "Commission") for Cameron County, Texas as more fully described in the Management Agreement (the "License") and any and all other uses which will not violate the terms of the License or otherwise prevent Lessor from conducting pari-mutuel wagering at the Premises.

     3.   Term and Renewal Options.

          (a) The term of this Lease ("Term") shall begin on the date of this Agreement (the "Commencement Date") and terminate at midnight on the last day of the 72nd calendar month after the Rent Commencement
Date (defined in Section 4(b) below), unless sooner terminated in accordance with this Lease.

          (b) Lessee shall have and is hereby granted a total of eight successive options to extend the term of this Lease for any period of time not exceeding six years for each option, upon the same terms, covenants and conditions as are provided in this Lease, except that the Base Rent shall be $1,000.00 per month. If Lessee shall elect to exercise one or more of these options it shall do so by giving Lessor written notice at least 180 days prior to the expiration of the primary term, or at least 180 days prior to the then current option term, and in that notice Lessee shall state the date to which it elects to extend the Term. Any reference in this Lease to the "Term" shall include any option term exercised in accordance with the terms of this Lease.

     4.   Rent.

          (a) Initial Rent. Unless Lessee terminates this Lease in accordance with Section 5(b) below, Lessee shall pay to Lessor the sum of $100,000.00 within 10 days after the Due Diligence Period expires.

          (b) Base Rent. Subject to the terms and conditions provided in this Lease, Lessee shall pay to Lessor as rent ("Rent") for each Lease Year during the term of this Lease, commencing on the first day of the first month following the expiration of 60 days after the expiration of the Due Diligence Period (defined below) ("Refurbishment Period"), unless the Lease is terminated during the Due Diligence Period (the
"Rent Commencement Date"), $300,000.00 per Lease Year, as defined below, in advance and in equal monthly payments of $25,000.00 on or before the first day of each month during the Term.

A "Lease Year" shall consist of a 12-month period beginning on the Rent Commencement Date or any anniversary of the Rent Commencement Date.

          (c) Consideration to Lessee. Lessor and Lessee acknowledge and agree that a material consideration for Lessee's agreement to Lease the Premises from Lessor is Lessor's compliance with the Management Agreement pertaining to the License (the "Management Agreement") between Lessor and Lessee dated the same date as this Lease. A default by Lessor under the Management Agreement shall be deemed to be a default by Lessor under this Lease. A default by Lessee under the Management Agreement shall be deemed to be a default by Lessee under this Lease.

          (d) Payment. All payments of Rent, Initial Rent and other amounts payable to Lessor under this Lease shall be paid to Lessor at the office of Lessor at 3260 Blume Drive, Suite 500, Richmond,
California  94806, or at such other place as Lessor may designate.

          (e) Late Charge. If any payment of rent is not paid by Lessee when due and such failure to pay is not cured by Lessee within three business days after Lessee receiving written notice from Lessor that it has not received the payment, that payment shall be considered late and an administrative charge of $250.00 shall be due and payable by Lessee to Lessor on demand from Lessor. Lessor and Lessee agree that this administrative charge represents a reasonable estimate of costs and expenses incurred by Lessor and is fair compensation to Lessor for its loss suffered by the late payment by Lessee. The date the payment is received by Lessor shall be considered the effective date for purposes of determining the late charge. Any payments made by check shall not be deemed received if such check is not paid upon presentation to Lessee's indicated bank. Lessor shall immediately notify Lessee if a check is not honored. Acceptance by Lessor of a late rent payment and late charge shall not constitute a waiver of any Lessor's rights and remedies available in connection with any subsequent failure of Lessee to pay rent or to make any other payment due Lessor under this Lease in the manner or time provided for in this Lease.

     5.   Due Diligence Period.

          (a) Inspection by Lessee. Lessee and Lessee's representatives and contractors shall have until the expiration of 90 days (the "Due Diligence Period") after Lessee receives the Records (defined below) to determine the feasibility of the Premises for Lessee's purposes and to visit and inspect (including without limitation having engineering and/or environmental tests, soil, and other tests and studies made) the Premises. During the Due Diligence Period, Lessee shall be allowed to inspect the following records (the "Records") pertaining to the Premises, which shall be provided by the Lessor to the extent they are available to Lessor: ad valorem tax and sales and use statements and receipts for the last five years, real and personal property tax renditions, filings and returns for the last five years, utility statements for the last five years, any leases affecting the Premises or the Personal Property, operating statements for the last three years in which the Premises was an operating facility, all pleadings and judgments in any law suit and a brief description of all litigation to which Lessor or the Premises has been named a party and all pending or threatened litigation or claims or administrative or governmental proceedings during the five years immediately preceding the date of this Lease, insurance policies, all contracts and agreements, publications and advertisements, all available plans and specifications for the Improvements, environmental, soil, structural and engineering tests, reports and studies, repairs and capital improvement records, all franchises, business licenses, permits, certificates and evidence of any governmental approvals, and a complete itemized schedule of all debts, obligations and liabilities which affect or relate to the Premises and/or the Personal Property or the operation of the Premises, certified as to its accuracy by Lessor and any other documents relating to the Premises and/or the Personal Property, or any part of the Premises and/or the Personal Property, or to the operation of the Premises. If requested to do so by Lessee, Lessor shall certify to the correctness of any other such document or to the completeness of any such document or production of documents.

          (b) Termination During Due Diligence. If Lessee, in its sole discretion, is dissatisfied with the condition of the Premises and/or the Personal Property, with the results of the tests and studies, or with the information in any of the Records or other documents, or for any other reason determines that the Premises are not suitable then Lessee shall have the absolute right and option to terminate this Lease, which must be exercised by giving written notice to Lessor prior to the expiration of the Due Diligence Period. In the event of such a termination, the parties shall have no other or further obligation or liability to each other. In the event that no notice of termination is given within the Due Diligence Period, then this Lease shall continue to be binding and in full force and effect against Lessee and Lessor. Lessor hereby acknowledges the receipt from Lessee of $50.00 as consideration for this option.

          (c) Approvals During Due Diligence. During the Due Diligence Period, Lessor and Lessee shall use their best efforts to obtain the approval from the Commission to issue a resolution approving this Lease, and the Management Agreement, including, without limitation specific approval of Lessee's rights to continue racing operations under the License if it purchases Lessor in accordance with the terms of the Management Agreement and authorizing Lessor to reorganize its business entity status from a joint venture to a corporation (and
Lessor shall reorganize) as more specifically described in the Management Agreement.

     6. Survey. Within 30 days after the date of this Lease, Lessor shall furnish to Lessee an on-the-ground survey(the "Survey"), including six copies of the survey plat and field notes, of the Land and Improvements, which survey shall be prepared, dated after the date of this Lease, Date, bear the official seal of and be signed and certified (as to all matters in this Section 6(a) through (e) in form reasonably acceptable to Lessee) by a licensed Texas land surveyor who is acceptable to the Title Company (defined below) and to Lessee, in form and substance acceptable to the Title Company for deleting from the Leasehold policy of title insurance at Lessor's expense the printed exceptions pertaining to boundaries and encroachments (other than "shortage in area"). The cost of the Survey shall be split equally between Lessor and Lessee. The Survey shall show
(a) the exact location of the Improvements including all parking areas (including the number of parking spaces), fences, walls, and other improvements along the property lines and that they are all located within the boundaries of the Land, and of any setback lines, easements, rights-of-way, roadways, traversing, adjoining or bounding the Land; (b) the number of square feet within the boundaries of the Land and within any easements, rights-of-way and encroachments; (c) that all of the parcels comprise a single contiguous parcel of land with no intervening strips, parcels or easements (except the permitted exceptions) between the Land and the public roads adjacent to the Land and that there is full and complete access to and from the Premises from and to those roads; (d) that none of the Premises lies within the 100 year flood plain (or identify by metes and bounds any portion of the Premises, if any, that may lie within the 100 year flood plain); and (e) that there are no encroachments on the Premises. The surveyor's certificate shall read as follows:

     "TO LESSEE, LESSOR, TITLE COMPANY AND OTHER PARTIES INTERESTED IN THE TITLE TO THE PROPERTY SURVEYED: The undersigned hereby certifies that this survey was this day made on the ground of the property described hereon and is correct; that there are no discrepancies, conflicts or shortages in area or boundary lines, or any encroachments, or any overlapping of improvements, or any easements or rights of way except as shown hereon; that such property has access to and from Ed Carey
Drive and ___ Road, dedicated roadways, as shown hereon; that such property is entirely outside the 100 year flood plain; that, except as shown hereon, there are no visible easements, rights-of-way, drainage ditches, power lines, set back and/or building lines and that this survey conforms to the current Texas Surveyors Association Standards and Specifications for a Category 1A, Condition II Survey."

     7.   Title Matters.

          (a) Leasehold Policy of Title Insurance. Lessor shall deliver on or before 10 days after the expiration of the Due Diligence Period ("Policy Issuance Date") a Leasehold Policy of Title Insurance (on a form prescribed by the State Board of Insurance of the State of Texas) (the "Title Policy") issued through Title Agency of Houston, Inc., 5251 Westheimer, Suite 150, Houston, Texas, (the "Title Company"), insuring Lessee's leasehold interest in title to the Land and Improvements in Lessee in the amount of $2,800,000.00 and containing the following exceptions, and none other: (1) standby fees and taxes for the year of the Closing and subsequent years;
(2) the standard printed exception pertaining to boundaries and encroachments shall be deleted except for "shortage in area," and (3) other matters which become permitted exceptions under the terms of this Lease (collectively the "Permitted Exceptions"). The cost of the Title Policy shall be split equally between Lessor and Lessee.

          (b) Title Commitment; Review of Instruments and Survey. Within 15 days after the date of this Lease, Lessor shall obtain and deliver to Lessee (i) a written commitment (the "Commitment") from the Title Company to issue the Leasehold Policy of Title Insurance, which commitment shall be dated after the date of this Lease, and (ii) legible copies of all instruments (the "Instruments") that are referred to in that Commitment.

          (1) Review of Title. Lessee shall have 30 days after Lessor's receipt of the Commitment, the Instruments and the Survey, in which to review those items. If Lessee fails to give notice to Lessor of an objection to any of the Instruments, the Commitment or the Survey within this 30 day period after all of these items have been received by Lessee, Lessee shall be deemed to have no objection to the Instruments or the Survey and the matters not objected to shall become "Permitted Exceptions."

          (2) Title Exceptions. If the Commitment, the Instruments or the Survey, or any revisions to the Commitment or Survey disclose any leases, liens, easements, reservations, restrictions, or other exceptions or encumbrances to Lessor's title other than the Permitted Exceptions, those additional exceptions or encumbrances shall be deemed to be defects in or objections to Lessor's title. Subject to the limitations in subsection (4) below, if Lessee gives notice of objection to Lessor, Lessor shall cure or remove the objections prior to the end of the Due Diligence Period.

          (3) Additional Exceptions. In addition, Lessor shall promptly notify Lessee at or prior to the Closing of any claims or other additional exceptions or encumbrances upon the Premises, or of any threats or notices of intention to condemn all or any part of the Premises, made known to Lessee prior to the Closing and which are not specifically listed in the Commitment (all of which shall also be deemed to be additional exceptions or encumbrances for purposes of this subparagraph). Lessor shall have until the Policy Issuance Date to cure or remove any additional exceptions or encumbrances, in order that the Leasehold Policy of Title Insurance will be issued to Lessee without the additional exceptions or encumbrances, and at or prior to the Policy Issuance Date shall deliver to Lessor a revised Commitment and Survey showing that the additional exceptions or encumbrances have been removed.

          (4) Cure Obligations. Lessor shall use due diligence in curing or removing any and all objections to the Instruments and any additional exceptions or encumbrances, provided, however, Lessor shall not be required to institute any suit or to spend more than $25,000.00 to remove any exceptions or encumbrances other than additional exceptions or encumbrances caused or created by Lessor after the date of this Lease which Lessee shall cure. If Lessee fails to cure or remove all of those additional exceptions or encumbrances and any objections to the instruments, then Lessee may waive any such exceptions, encumbrances or objections or shall have in addition to all rights and remedies permitted by law, the right to terminate this Lease.

     8. Representations of Lessor. Lessor represents and warrants to Lessee that:

          (a) Title. Lessor is the owner of fee simple title to the Premises and the Personal Property, subject only to the matters that are listed in Exhibit "B" to this Lease, and has the right to lease the Premises and the Personal Property. Lessor hereby warrants and defends the title to the Premises and the Personal Property.

          (b) Claims. The Premises and the Personal Property are not subject to any prior lease or claims of parties in possession or claims for unpaid labor or materials.

          (c) Condemnation. There is no pending or threatened condemnation action or agreement in lieu thereof which affects the Premises. Additionally, except as otherwise shown on Exhibit "B," there are no monetary liens or encumbrances upon the Premises and/or the Personal Property that are or may be prior to this Lease.

          (d) Legal Proceedings. There is no action, suit or proceeding, pending or threatened against or affecting Lessor's title to the Premises.

          (e) Authorization. The execution, delivery and performance of this Lease by Lessor has been duly authorized and this Lease is valid and enforceable in accordance with its terms and will not be in conflict with any mortgage, indenture or other agreement binding upon Lessor.

          (f) Zoning. Lessor has no knowledge of any fact, action or proceeding, whether actual, pending or threatened, which could result in the modification or termination of the present zoning classification of the Premises, or the termination of full, free and adequate access to and from the Premises from all adjoining public highways and roads.

          (g) Improvements. The existing improvements and utilities on the Premises are in full compliance with all applicable building, health and zoning laws and ordinances, including, without limitation, the Americans with Disabilities Act and the Texas Architectural
Barriers Act. Lessor knows of no latent or material structural defects in the Premises.

          (h) Notices. Lessor has not received any notice from any governmental authority having jurisdiction over the Premises requiring or specifying any work to be done on or to the Premises

          (i) Interference With Use. Lessor has no knowledge of any existing, threatened or contemplated action, circumstances or conditions (including, but not limited to subsurface conditions) which would materially interfere with the use of the Premises for the purposes for which it is intended to be used.

          (j) Access. The Premises have public access by roadways dedicated to and accepted by the State, City or County where the Premises are located.

          (k) Environmental. No hazardous waste or substances have been dumped, deposited, buried or otherwise exist on the Premises, and Lessor has no knowledge of any leaks of petroleum or hazardous materials.

          (l) Flood Plain. The Land is not located in a flood plain or a flood hazard area.

          (m) Taxes. All ad valorem real and personal property taxes, excise taxes, income taxes and sales and use taxes applicable to the Premises have been paid in full.

          (n) Books and Records. All books, records, financial statements and other such information provided by Lessor to Lessee are true and correct.

     9. Quiet Enjoyment. Lessor hereby agrees that Lessee, upon paying the Rent and upon keeping and performing the covenants and agreements to be kept and performed by Lessee under this Lease, shall and may peaceably and quietly have, hold and enjoy the Premises during the Term.

     10. Improvements to the Premises. Lessee may construct upon the Premises, improvements necessary to Lessee's use of the Premises in accordance with this Lease (collectively, "Lessee's Improvements"). All Lessee's Improvements that are from time to time constructed upon the Premises by Lessee or any sublessees shall be and remain the property of Lessee and the sublessees until the expiration of the term of this Lease, upon which the Lessee's Improvements (except for removables as provided in this Lease) that are then located upon the Premises shall become the property of Lessor. All construction by Lessee shall be subject to the following conditions:

          (a) Approvals. Lessee shall not make or cause to be made, any alterations of or improvements to the Premises which could compromise the structural integrity of the Premises or which will cost in excess of $150,000.00 (as to the improvements then made, not in the aggregate) to complete, without the prior written consent of the Lessor which consent shall not be unreasonably withheld or delayed.
If Lessor fails to respond to a request for approval within 10 days of such request, that request shall be deemed approved. All other alterations and improvements shall be permitted without the necessity of Lessee obtaining the consent of Lessor.

          (b) Expenses. All costs, expenses and charges incurred in connection with any construction shall be Lessee's sole and exclusive obligation and Lessee hereby holds Lessor harmless and indemnifies Lessor from any of such costs, expenses and charges. With respect to any contract for any labor performed or materials delivered to the Premises in accordance with those construction contracts, Lessee may not act as the agent of Lessor. Lessee agrees to indemnify and hold Lessor harmless from all claims arising or alleged to arise from any act or omission of Lessee or Lessee's agents, employees, contractors, subcontractors, laborers, materialmen or invitees or arising from any bodily injury or property damage occurring or alleged to have occurred incident to Lessee's work at the Premises.

          (c) Liens. At all times prior to, during and subsequent to construction of Lessee's Improvements, Lessee shall keep Lessor's title to the Premises free and clear of all liens and encumbrances including but not limited to those filed by mechanics, laborers, and materialmen and all other security interests; provided, however, that Lessee shall have the right to mortgage and encumber its leasehold interest, but not Lessor's fee title to the Premises.

          (d) Compliance. All of Lessee's construction at the Premises shall be performed in a good and workmanlike manner in accordance with applicable building codes, regulations and all other legal requirements.

          (e) Permits. No alterations or construction shall commence until the Lessee has obtained all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. The Lessor shall join, but without expense to the Lessor, in the application for those permits or authorizations whenever such action is necessary and is required by Lessee.

          (f) Insurance. Workmen's compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against the Lessor, the Lessee or the Premises and, to the extent that the insurance required under this Lease does not adequately protect the Lessor with respect to those alterations, general liability insurance for the mutual benefit of the Lessor and the Lessee, with reasonable limits and deductible, shall be maintained by or on behalf of the Lessee at the Lessee's sole cost and expense at all times when any substantial work is in progress in connection with any alterations. Lessee shall also obtain and maintain, or cause the contractor(s) under its construction contract(s) to obtain and maintain, all risk builder's risk insurance to the full insurable value of the improvements to be constructed and materials stored at the Premises in connection with that construction. The builder's risk insurance shall name Lessor as an additional insured and shall be non-cancelable with respect to Lessor without at least 15 days notice from the insurer. All such insurance policies shall be in standard form and shall be in such responsible companies selected in good faith by Lessee. Certificates evidencing liability and workmen's compensation insurance issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence reasonably satisfactory to the Lessor of payment, shall be delivered to the Lessor prior to the commencement of any alterations. Any loss or damage not covered by insurance provided by the Lessee will be borne and paid by the Lessee.

     11. Taxes. During the Term, Lessee will pay or caused to be paid to Lessor (or as otherwise provided below), as and when the same shall become due, the following amounts:

          (a) Real Estate Taxes. Lessee agrees to pay directly to the taxing authorities all current taxes and assessments against the Premises during the term of this Lease after receipt by Lessee directly from the taxing authorities or presentation to Lessee by Lessor, of current tax statements from the applicable taxing authorities. Lessee, however, will pay only the lowest discounted amount and will not be required to pay any penalty, interest or cost accruing by reason of Lessor's failure to secure tax statements from the taxing authorities. Lessor shall upon the Rent Commencement Date direct the taxing authorities to send all tax statements directly to Lessee. Any tax or assessment payable in installments shall be paid in installments and Lessee shall only be responsible for the part that is payable during the term of this Lease. Lessee shall be responsible for the preparation and filing of all real and personal property renditions and/or tax returns relating to the Premises and Personal Property. Lessee, in the name of Lessor but at Lessee's sole expense, may protest any tax levied before any taxing authority or maintain any necessary legal action in reference to tax levied or for the recovery of any taxes paid by Lessee. Taxes for any period less than a calendar year shall be prorated on a daily basis.

          (b) Personal Property Taxes. Lessee shall pay prior to delinquency all taxes against and levied upon fixtures, furnishings, equipment, inventory and all other personal property of Lessee contained in or upon the Premises. Taxes for any period less than a calendar year shall be prorated on a daily basis.

     12.  Insurance.

          (a) Liability Insurance. Lessee shall, at its sole cost and expense, obtain and maintain in full force and effect, for the mutual benefit of Lessor and Lessee, comprehensive public liability insurance in the amount of $25,000,000.00 combined single limit coverage (with a deductible not in excess of $100,000.00), against claims for bodily injury, death or property damage arising out of the use and occupancy of the Premises. A certificate of that insurance shall be furnished to Lessor at the Rent Commencement Date and each renewal certificate of this policy shall be furnished to Lessor within five days after the expiration of the policy it renews. Each policy of insurance shall contain an agreement by the insurer, if obtainable, that the policy shall not be canceled without at least 10 days prior written notice to Lessor. This insurance may be in the form of a general coverage, floater policy or blanket policy issued by insurers of recognized responsibility. This policy shall include the Lessor as additional insured, shall contain cross-liability, severability of interest, and products liability endorsements, shall state that this insurance is primary insurance with respect to other insurance carried by Lessor, and shall include the following coverages:

               (1)  Premises/Operations;
               (2)  Contractual Liability;
               (3)  Property Damage; and
               (4)  Personal Injury Liability.

          (b) Property Insurance. Lessee shall, at its option, either (A) insure the Improvements covered by this Lease in an amount equal to their full replacement value (exclusive of the cost of excavations, foundations and footings) against loss or damage by fire and such other hazards as are currently found in the standard extended coverage endorsement, in the jurisdiction where the Premises are located, which policy shall include Lessor as an additional insured, and/or (B) elect to be a self-insurer for some or all of such property insurance with extended coverage.

          (c) General Insurance Requirements. All insurance policies carried by Lessee shall be issued in the name of Lessee and Lessor, as their respective interests may appear. Lessee shall have the right to adjust all losses and execute all proofs of loss in its name and/or in Lessor's name. The proceeds of that insurance shall be payable to and used by Lessee as provided in subsection (d) below. Lessee, in its discretion, may carry any insurance under a blanket fire and other hazards insurance policy or policies. However, a certificate or copy of the certificate evidencing the insurance shall be delivered to Lessor upon written request, unless Lessee has given Lessor notice of self-insurance as permitted under this Lease. At Lessee's option, any of the insurance which Lessee is required to procure under the provisions of this Section 12, may include a deductible for any loss as Lessee deems reasonable.

          (d) Proceeds of Property Insurance. Upon any property loss involving any of the Improvements, Lessee shall use the proceeds of its property insurance to reconstruct the Improvements in substantially the same design and configuration or, at Lessee's option, in such other design and configuration that is not materially less than the estimated replacement cost of the Improvements immediately prior to the date of the property loss; provided, however, that Lessee may, at its option, terminate this Lease upon any property loss to the Improvements exceeding 50% of the replacement cost in which event all insurance proceeds shall become payable solely to Lessor. During any period of reconstruction or repair of the Premises, this Lease shall continue in full force and effect except that Rent shall be abated for the length of time necessary for the reconstruction or repairs to be completed in proportion to the amount of floor area of the Premises rendered unusable.

          (e) Subrogation Waiver. Lessor and Lessee do hereby mutually waive as against one another all rights of recovery for damage sustained by either caused by the other, to the extent that the damage is compensated for by insurance maintained by the damaged party, and Lessor and Lessee agree that no party shall have any claim against the other by way of subrogation or assignment.

     13.  Indemnification.

          (a) Lessee. Lessee agrees that Lessor shall not be liable or accountable for any loss, theft, injury, death or damage to persons or property, from any cause or causes whatsoever and relating to events occurring during the Term, which at any time may be suffered or sustained by Lessee, or by any person using, occupying, or visiting the Premises and Lessee agrees to indemnify and save Lessor harmless from any and all claims, liabilities, losses, damages, costs and expenses whatsoever arising therefrom. Lessee agrees to pay for all damages done to the Premises by Lessee or any person permitted on the Premises by Lessee.

          (b) Lessor. Lessor hereby agrees to indemnify Lessee against any damage and expense Lessee may suffer as a result of any defect in title to the Premises which materially impairs Lessee's rights as a Lessee under this Lease, any liability relating to environmental contamination of the Premises or other events that occurred prior to the date of this Lease, and any liability relating to its default under or misrepresentations of Lessor contained in this Agreement.

     14. Surrender on Termination. Lessee shall, upon expiration of the Term or upon earlier termination of this Lease for any reason, quit and surrender the Premises and the Improvements in good order, condition and repair, reasonable wear and tear and damage by fire, casualty or other causes not required under this Lease to be repaired by Lessee excepted.

     15. Maintenance and Repairs. By acceptance of the Premises during the Due Diligence Period Lessee shall be deemed to have accepted the Premises in its "AS IS" condition. Lessee agrees to maintain the Premises and to keep both the interior and the exterior of the Improvements in good repair consistent with the condition in which the Premises are delivered to Lessee under this Lease, to maintain the surface of any parking area, if any, on the Premises to at least the condition as it exists on the Commencement Date, and be responsible for all glass and casualty damage, reasonable wear and tear excepted. Lessee will make all repairs and replacements at the Premises as it reasonably deems necessary for the operation of the Premises. All damage to the Premises, not caused by Lessor will be the responsibility of Lessee to repair and all maintenance will be performed and replacements and renewals will be made by Lessee at Lessee's cost and expense. In addition, Lessee will have professional preventive maintenance performed on all heating, ventilation and air conditioning equipment in the Premises at least once every 12 months during the term of this Lease and provide Lessor documentation satisfactory to Lessor that such maintenance has been performed upon written request by the Lessor. Lessor, and its agents (and any mortgagee or Deed of Trust beneficiary as to the Premises) will have a right to enter the Premises, at reasonable times which do not disturb or interfere with Lessee's business on the Premises, to inspect the condition of the Premises.

     16. Use and Occupancy. Lessee may use and occupy the Premises for any and all lawful purposes. Lessee may, from time to time, grant easements over the Premises and obtain zoning changes and conditional use permits with respect to the Premises, provided they are limited to the term of this Lease.

     17.  Compliance with Laws.

          (a) Compliance. Lessee shall comply with all Applicable Laws (defined below) relating to the Premises with respect to Lessee's use of the Premises after the Commencement Date; provided, however, Lessee shall not be obligated to make any structural changes to existing improvements, incur expenses of a capital nature or remediate any environmental contamination of the Premises existing prior to the Commencement Date in order to comply with Applicable Laws.

          (b) Environmental Compliance. Lessee shall not cause the Premises, or permit the operation of any business or other activity on the Premises, or any occupancy or use of the Premises, to violate any applicable law, statute, ordinance, rule, regulation, order or determination of any federal, state or local governmental authority or any board of fire underwriters (or other body exercising similar function), or any restrictive covenant or deed restriction (recorded or otherwise affecting the Premises, including without limitation, all applicable zoning ordinances and buildings codes, flood disaster laws and health, industrial hygiene, and environmental laws, statutes, ordinances, rules and regulation, the Comprehensive Environmental
Response Compensation and Liability Act of 1980, 42 U.S.C. Section
9601 et. seq., as amended from time to time, and regulations promulgated thereunder ("CERCLA"), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., as amended from time to time ("RCRA"), and regulations promulgated thereunder
("Applicable Laws"). Lessee shall obtain or cause to be obtained any permits, licenses or similar authorizations required by Applicable
Laws to occupy, operate or use any buildings, improvements, fixtures and equipment now or hereafter located on the Premises and Lessor shall cooperate with Lessee in order to obtain them. Lessee shall not cause or allow any of its employees, licensees or invitees to cause the Release (defined below) of any Hazardous Substance (defined below) at, on or under any of the Premises. Notwithstanding the foregoing, Lessee may keep or permit to be stored, kept and/or used on the Premises Hazardous Substances relating to the operations conducted on the Premises provided they are stored, kept and/or used in compliance with all Applicable Laws. Lessee shall inform Lessor of any pending or threatened investigation, administrative order, or litigation with respect to the Release of a Hazardous Substance on the Premises of which it has actual knowledge, and promptly notify Lessor if Lessee shall receive any written communication from or on behalf of any governmental authority regarding an environmental condition on the Premises which violates any Applicable Laws. Lessee agrees (i) not to release, discharge or dispose of, on or under the Premises, any Hazardous Substance or authorize any other person or entity to do so,
(ii) not to cause the Premises to be in violation of, any Applicable
Laws, (iii) to give prompt written notice to Lessor upon Lessee's acquiring actual knowledge of (A) the presence of any Hazardous
Substance at, on or under the Premises, or any Release occurring at the Premises, with a full description thereof, (B) any proceeding or inquiry by a governmental authority with respect to the presence of any Hazardous Substance on or under the Premises or the migration thereof from the Premises to other property or from other property to the Premises, (C) all claims made or threatened by any third party in writing against Lessor, Lessee or the Premises relating to any loss or injury resulting from any Hazardous Substance or Release, and (iv) to promptly comply with any governmental requirements or Applicable Laws requiring the removal, treatment or disposal of a Hazardous Substance from the Premises or responding to a Release if caused by or attributable to Lessee or any of Lessee's employees, servants, agents, partners, directors, officers, shareholders, licensees, concessionaires, sublessees, contractors, subcontractors,
(collectively a "Lessee Responsible Party"). In the event that the Premises is affected by any Release caused by or attributable to Lessee's use, release, deposit, discharge, collection, storage, handling, management of, on, or under, or any Release by Lessee or a Lessee Responsible Party, then Lessee shall perform or cause to be performed at Lessee's cost all necessary Remedial Work (defined below) related thereto, by contractors approved in advance by Lessor, and under the supervision of a consulting engineer approved by Lessor. In the event Lessee fails to timely commence, or cause to be commenced, or fails to diligently prosecute the Remedial Work to be performed, and such failure continues after the applicable cure period under this Lease, Lessee shall be in default under this Lease, Lessor may perform such Remedial Work and all reasonable costs and expenses to perform that work which are incurred by Lessor shall be payable on demand by Lessee to Lessor. Lessor shall have the right to join and participate in, as a party if it so elects, in any legal proceedings or action initiated with respect to the Premises in connection with any Applicable Laws, provided it shall bear the cost of its own attorneys' fees in connection therewith. The terms "Hazardous Substance" and "Release" shall be defined in this Lease to have the same meaning as ascribed to them under CERCLA and RCRA. The term "Remedial Work" shall mean any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind or nature required under any Applicable Law in connection with the then current presence or release of a Hazardous Substance in or into the air, soil, ground water, surface water, or soil vapor at, on, under, or within the Premises, or any part thereof.

          (c) Right to Contest. Lessee shall have the right to contest by appropriate legal proceedings which shall be conducted diligently and in good faith in the name of Lessor or Lessee or both, and without cost or expense to Lessor, the validity or applicability of any law, ordinance, order, rule or regulation relating to Lessee's use or operation of the Premises and Lessee shall have the right to delay observance thereof and compliance therewith until the contest is finally determined and is no longer subject to appeal, provided that observance and compliance pending the prosecution of that proceeding may be legally delayed without subjecting Lessor to any liability or fine.

     18.  Eminent Domain.

          (a) Taking of Premises. If the whole of the Premises shall be taken under the power of eminent domain, the Term shall cease as of the day possession shall be so taken. If any part of the Premises shall be taken under the power of eminent domain, and the portion remaining after the taking will not be adequate, in Lessee's reasonable judgment, for the operation of Lessee's business, Lessee shall have the right to elect either to terminate this Lease or to remain in possession of the remainder of the Premises not so taken.

          (b) Notice of Election. Lessee shall notify Lessor within 60 days after a taking, of Lessee's election under Section 18(a). If Lessee elects to remain in possession, all of the terms of this Lease shall continue in effect, except that the Rent shall be equitably reduced.

          (c) Condemnation Award. All damages awarded for taking under the power of eminent domain, whether for the whole or part of the Premises, shall be apportioned between Lessor and Lessee in order to compensate them for the fair value of the Land and Lessee's Improvements, respectively, that are so taken, and the fair value of Lessee's leasehold interest in and to the Premises. On any taking, Lessor and Lessee shall pursue, in their respective individual and separate names and rights, unless otherwise required by law, those remedies and those claims as they may have against the authority exercising the right of eminent domain or other lawful taking as if this Lease and the Term had not expired (whether or not the expiration occurred because of the taking). The award of damages for the taking, if made payable to Lessor and Lessee jointly, shall be apportioned between the parties on equitable and just principles in accordance with their respective fee and leasehold interests, it being understood that Lessee shall be entitled to that award or portion of award for damages to its leasehold, non-removable fixtures, improvements made to the Premises by Lessee and for the loss of value of its leasehold estate for the unexpired Lease term, including renewals. Rent shall be apportioned to the date this Lease terminates.

          (d) Adjustment to Rent. If Lessee shall not cancel the Lease as provided in Section 18(a) above, this Lease shall not terminate, but the Rent for the Premises shall be reduced, in proportion to the value of the Premises before the taking bears to the value of the Premises after the taking, as of the date when title shall vest in the appropriate authority.

     19.  Assignment and Subletting.

          (a) Assignment. Lessee shall not assign this Lease, or any interest therein, and shall not (except as expressly provided in this Agreement) sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or permit any other person (the agents and servants of Lessee excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Lessor, which shall not be unreasonably withheld or delayed. Consent by Lessor to any assignment, subletting, occupation, or use by another person shall not be a consent to any subsequent assignment, subletting, occupation, or use by another person. Consent to an assignment, subletting or other use or occupancy of the Premises by another person shall not release the original named Lessee from liability for the continued performance of the terms and provisions on the part of Lessee to be kept and performed, unless Lessor specifically and in writing releases the original named Lessee from liability or Lessee assigns this Lease to a creditworthy tenant of sufficient financial ability to perform the obligations under the Lease which has the same or better financial ability as Lessee. Any assignment and subletting or consent by Lessee to some other person's use or lease occupancy of the Premises without the prior written consent of Lessor shall be void. This Lease shall not, nor shall any interest therein, be assignable, as to the interest of Lessee, by operation of law without the prior written consent of Lessor. Notwithstanding the foregoing, Lessee shall be permitted without Lessor's consent to sublet or grant concessions as to minor portions of the Premises where consistent with the development and operation of Lessee's continuing business on the Premises.

          (b) Consent. In the event Lessor consents to an assignment or subletting of the Premises, such assignment or subletting shall not become effective until execution of a formal agreement executed by Lessor, Lessee and the proposed assignee/sublessee. Lessee shall reimburse Lessor's fees and expenses in reviewing and approving the assignment or sublet, such sum not to exceed $1,000.00 upon execution of the required documents.

          (c) Additional Consideration. If substantially all of Lessee's rights under this Lease are subleased by Lessee to a third party not affiliated with Lessee and the Base Rent payable by the Sublessee exceeds the Base Rent provided for in this Lease, that portion of the rent received by Lessee from the Sublessee in excess of the Base Rent shall be shared equally between Lessor and Lessee.

     20.  Non-Disturbance; Subordination; Leasehold Mortgages.

          (a) Non-Disturbance. With respect to any mortgages currently affecting title to the Premises, Lessor shall obtain from the applicable mortgagee, a non-disturbance agreement in form and content reasonably acceptable to Lessee that provides that for as long as Lessee is not in default (beyond any time period given Lessee in the Lease to cure the default) in the payment of any Rent or in the performance of any of the other terms, covenants or conditions of the Lease to be performed by Lessee, Lessee's possession of the Premises and rights and privileges under the Lease shall not be diminished or interfered with by the mortgagee and Lessee's occupancy of the Premises shall not be disturbed during the term of the Lease. If the interests of the Lessor are acquired by the mortgagee or another third party, by reason of the foreclosure of the liens evidenced by the mortgage or other proceedings brought to enforce the rights of the holder of the liens evidenced by deed in lieu of foreclosure or other method and mortgagee or other third party succeeds to the interest of the Lessor under the Lease, the Lease and the rights of Lessee under the Lease shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms of the Lease. Additionally, if the mortgagee or any third party succeeds to the interest of Lessor under the Lease, the mortgagee or such third party shall be bound to Lessee under all the terms, covenants and conditions of the Lease, as if that party were named as the Lessor under the Lease, and Lessee shall have the same remedies against that party for the breach of any term, covenant, condition or agreement contained in the Lease that Lessee might have had under the Lease against the Lessor.

          (b) Fee Mortgage. Any mortgage hereafter placed upon the Premises by Lessor may only encumber Lessor's interest in the Land and this Lease, and it shall be subject and subordinate to this Lease. If Lessor defaults, at any time, in the performance of the obligations of any mortgage or other lien affecting the Premises, Lessee may remedy such default in whole, or in part, charge to Lessor all costs incurred thereby, and be subrogated to the rights of the holder of such mortgage or other lien.

          (c) Leasehold Mortgage. Lessee may, at its option, from time to time subject its leasehold interest in and to the Premises to the lien of leasehold mortgages not encumbering Lessor's fee title. The holder of that leasehold mortgage is referred to in this Lease as the "Mortgagee."

          (d) Notice to Mortgagee. When giving notice to the Lessee with respect to any default, the Lessor will also serve a copy of each notice upon the Mortgagee, and no notice to the Lessee shall be effective unless a copy of that notice is served upon the Mortgagee;

          (e) Mortgagee's Right to Cure. If the Lessee defaults under any of the provisions of this Lease, the Mortgagee shall have the right to cure that default whether the default consists of the failure to pay
Rent or the failure to perform any other obligation the Lessee is required to perform, and the Lessor shall accept such payment or performance on the part of a Mortgagee as though the payment or performance had been by the Lessee.

          (f) Cure Period. The Mortgagee will have the same period after receiving the notice of default to cure the default or causing the default to be cured for the account of Lessee or of the Mortgagee (as the Mortgagee may elect) as is given the Lessee after notice to it, plus an additional period of 10 days for defaults involving payments of money. In the case of any default by the Lessee, other than in the payment of money, the Lessor will take no action to effect a termination by reason of that default without first giving to the Mortgagee reasonable time within which either (i) to obtain possession of the Premises (including possession by a receiver) and cure the default in the case of a default which is susceptible of being cured when the Mortgagee has obtained possession, or (ii) to institute foreclosure proceedings and complete foreclosure, or otherwise acquire the Lessee's interest under this Lease.

          (g) Injunction, Stay, etc. In the event any Mortgagee is prohibited by any injunction or any bankruptcy or insolvency proceedings involving the Lessee from commencing or completing foreclosure, the time period specified above during which a Mortgagee may commence foreclosure shall be extended for the time period during which such injunction or other prohibition is in force provided that the Mortgagee shall diligently attempt to remove any such prohibition.
          (h) Foreclosure by Mortgagee. Any Mortgagee may become the legal owner and holder of this Lease by foreclosure of its Mortgage or as a result of the assignment of this Lease in lieu of foreclosure, whereupon the Mortgagee shall immediately become and remain liable under this Lease but only with respect to the period of its ownership of this Lease and only to the extent attributable to that period. Any such Successor may, upon acquiring the leasehold, without further consent of the Lessor, sell and assign this Lease on such terms and to such persons as it deems acceptable and thereafter such purchaser at foreclosure shall be relieved of all obligations under this Lease, provided that the transferee has delivered to the Lessor its written agreement to be bound by all of the provisions of this Lease from and after its acquisition of the Leasehold. Nothing contained herein shall require any Mortgagee or any other person as a condition to its exercise of rights hereunder to cure any default under this Lease not reasonably susceptible of being cured by such person.

          (i) Further Assurances. The parties agree that the Lessee may secure financing through one or more Mortgagees. The Lessor agrees to cooperate on a reasonable basis with any requirements imposed by a Mortgagee or any other prospective owner or holder of a leasehold mortgage with respect to such certificates, agreements and other matters as may be necessary or appropriate to facilitate the financing.

     21.  Default; Termination.

          (a) Defaults. If Lessee defaults in payment of any installment of rent or any other sum to be paid by Lessee and the default continues for 20 days after written notice from Lessor that the payment has become past due; or if Lessees defaults in the performance of a material covenant, agreement or other obligation on its part to be performed under this Lease and the default continues for 30 days after written notice from Lessor specifying the default (provided, however if a default not susceptible of being cured by Lessee within the 30 days, the time to cure shall be extended for such time as may be necessary to cure the default with due diligence); or if Lessee files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent; of if a receiver is appointed for, or execution is levied upon, all or substantially all of Lessee's business or assets or Lessee's leasehold interest hereunder, of if a trustee is appointed for Lessee after a petition has been filed for Lessee's reorganization under the Bankruptcy Act of the United States; or if Lessee shall make an assignment for the benefit of its creditors, Lessor may, by written notice given to Lessee either terminate this Lease effective as of the day of the event of default, or terminate Lessee's right to possession of the Premises, without terminating this Lease, effective as of the date of the event of default.

          (b) Surrender of Premises. Upon any termination of this Lease or Lessee's right of possession or occupancy of the Premises, Lessee shall promptly surrender and deliver possession of the Premises to Lessor and Lessee hereby grants the Lessor full and free license to enter into and upon the Premises in that event, and, with process of law, to repossess the Premises and to expel or remove Lessee and any others who may be occupying the Premises, without relinquishing any right given to Lessor under this Lease or by operation of law.

          (c) Damages. If this Lease shall be terminated as provided above, Lessor shall be entitled to recover from Lessee all sums due and payable to Lessor up to the date of the termination, and damages which accrue by reason of Lessee's default under this Lease but in no event shall Lessor be entitled to recover damages for future rents or other compensation due or that might become due under the Lease from and after the date of termination, except for the Termination Fee (defined below).

          (d) Possession. If Lessee's right to possession only shall be terminated, Lessor at its option, may enter upon, take and hold possession of the Premises without releasing Lessee in whole or in part from its obligation to pay all Rent payable for the Term, and in that case Lessee shall continue to pay to or for the account of Lessor the Rent and other sums payable by Lessee for the remainder of the Term (subject to Lessee's termination rights in (f) below). Lessor, after entry and possession, shall and in good faith take reasonable steps to relet the Premises. If any rental collected by Lessor upon such reletting is insufficient to pay monthly the full amount of the Rent reserved in this Lease and the cost of any repairs necessary for such reletting, Lessee shall pay to Lessor the amount of each monthly deficiency upon demand.

          (e) Leasehold Mortgagee. Anything contained in this Lease to the contrary notwithstanding, if Lessor receives notice of a mortgage encumbering Lessee's leasehold, the Mortgagee shall be given copies of all notices required to be given to Lessee under this Lease and Lessor shall not attempt to terminate this Lease for any default not involving the payment of money without giving the mortgagee a reasonable time to obtain possession of the Premises.

          (f) Termination Rights. At any time during the first five years of the Term, Lessee may terminate this Lease and the Management
Agreement for any or no reason by giving written notice of termination to Lessor not less than 90 days prior to the termination date and payment of the applicable Termination Fee (defined below), in which event the Lease shall terminate and Lessee and Lessor shall have no further liability under this Lease. In the event Lessee elects to terminate this Lease during the first five years of the Term for reasons other than a default by Lessor or other termination right of Lessee under this Lease, Lessee shall pay to Lessor within 10 days after the effective date of termination, an amount equal to $225,000.00 less a credit against this amount equal to the actual cost of any improvements made to the Premises and fixtures installed in the Premises from and after the date of this Lease, including also costs incurred for carpet, tile, window coverings, wall coverings, electrical work, plumbing work, racetrack surface improvements, furniture and equipment purchases that remain with the Premises, parking lot repairs (crack filling, paving, sealing), rebuilding and/or repairing the tote board, roof and other structural repairs, permanent landscaping, construction of buildings, construction of roads, wiring for telecommunications including for computer systems and any other item that would qualify as a capital expenditure under GAAP. The credit for these actual costs incurred shall be reduced by 10% per year from the date they are incurred. This credit shall in no event exceed $75,000.00 ("Termination Fee").

          (g) Remedies Non-Exclusive. In addition to the above-described remedies, Lessor will also have all other remedies provided by law or equity in the event of any default by Lessee.

     22. Memorandum. Lessor and Lessee shall execute a Memorandum of Lease in the form attached to this Lease as Exhibit "C" and Lessee may cause that Memorandum to be recorded against the Land.

     23. Lessor's Information and Assistance. Lessor shall reasonably assist Lessee and execute any necessary applications or letters of authorization for Lessee to obtain all necessary permits and zoning changes from appropriate governmental authorities.

     24. Fixtures. Lessee shall provide, and maintain at its own expense all fixtures of a special nature that may be required by Lessee's business. All trade and other fixtures, equipment and furniture placed on the Premises by Lessee shall remain the property of Lessee, if removal can be done so as not to materially damage the Premises. Lessee may not remove those trade and other fixtures later than 30 days after the expiration of the Term. Any such fixtures, equipment and furniture not so removed shall become Lessor's property.

     25. Holding Over. Any hold over after the expiration of the Term of this Lease with the prior written consent of Lessor shall be construed to be a tenancy from month-to-month, cancelable upon 30 days written notice, and at a rental and upon terms and conditions as existed during the last year of the Term. Any holding over after the expiration of the Term of this Lease without the prior written consent of Lessor shall be construed to be a tenancy from month-to-month cancelable upon 30 days written notice (even though such 30 day period includes portions of more than one calendar month), upon the same terms and conditions as existed during the last month of the term of this Lease, except that the Base Rent shall be 150% of the amount payable by Lessee.

     26. Notices. Whenever under the terms of this Lease a written notice is required, or whenever a written notice or communication is sent, the same shall be accomplished by certified mail, return receipt requested, postage prepaid, addressed as follows:



 To Lessor:     Ladbroke Racing Corporation
                3260 Blume Drive, Suite 500
                Richmond, California  94806
                Attn:  General Counsel
                Facsimile:  510/243-9734

 With copy to:  Winstead Sechrest & Minick P.C.
                100 Congress, Suite 800
                Austin, Texas  78701
                Attn:  Timothy E. Young
                Facsimile:  512/370-2850

 To Lessee:     c/o Sam Houston Race Park, Ltd.
                7575 N. Sam Houston Parkway West
                Houston, Texas  77064
                Attn:  President
 With copy to:  MAXXAM Inc.
                Attn:  General Counsel
                5847 San Felipe, Suite 2600
                Houston, Texas  77057

Notices served by mail shall be deemed complete when deposited with the United States Postal Service. Any change of address shall not be effective unless served upon the parties in the same manner as a notice.

     27. Unenforceable Terms. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     28. Estoppel Certificates. Lessor and Lessee shall within 15 days after the request of the other, execute and deliver to each other, at such time or times as either Lessor or Lessee may request, a certificate evidencing whether or not (a) the Lease is in full force and effect; (b) the Lease has been modified or amended in any respect and describing those modifications or amendments, if any; and (c) there are any existing defaults under the Lessee to the knowledge of the party executing the certificate, and specifying the nature of the defaults, if any. If either party fails to deliver a certificate within 15 days from the date it is requested, it shall be deemed that the Lease is in full force and effect, unmodified and without default (provided such party shall not be excused from its obligation to provide such certificate).

     29.  Lessor-Lessee Relations.  The relation created by this Lease
Agreement is that of Lessor and Lessee. No provision contained in this Lease shall be construed in such a way as to constitute Lessor and Lessee joint venturers or co-partners or to make Lessee the agent of Lessor or to make Lessor liable for this debts of Lessee.

     30. Consents. Wherever in this Lease the consent or approval of either party is required, the consent or approval shall not be unreasonably withheld nor delayed, except where otherwise specifically provided.

     31. Choice of Law. This Lease shall be governed by and construed in accordance with the law of the state of Texas.

     32. Entire Agreement. This Lease contains the entire agreement of the parties hereto with respect to the Lease of the Premises and may not be amended, modified, released, or discharged, in whole or in part except by an instrument in writing signed by the parties to this Lease, their respective successors or assigns.

     33. Binding on Successors and Assigns. Except as otherwise provided in this Lease, all covenants, agreements, provisions and conditions of this Lease shall be binding on and inure to the benefit of the parties to this Lease, their respective personal representatives, successors, and assigns.
In the event of any assignment of this Lease by Lessee, Lessee shall be and hereby is, entirely freed and relieved of all obligations of Lessee under this Lease which subsequently accrue, except as otherwise specifically provided in this Lease.

     34. Attorney's Fees. The prevailing party in any litigation under this Lease, as determined by the Court, shall be entitled to the recovery of its reasonable attorney's fees, as determined by the Court, and court costs, from the other party.

     35. Force Majeure. Whenever a period of time is provided in this Lease for either party to do or perform any act or thing, that party shall not be liable or responsible for any delay due to strikes, lockouts, casualties, Acts of God, governmental regulation or control, or other causes beyond the reasonable control of that party, and in any such event the time for performance shall be extended for the amount of time that party is delayed.

     36. Brokers. Lessee represents that Lessee has dealt with no broker in connection with this Lease. Lessor hereby agrees to hold Lessee harmless from and against any claim made by any person or entity claiming a commission or fee through or under Lessor or any person or entity affiliated with Lessor in connection with or relating to this Lease, including, without limitation, attorney's fees incurred in defense of such a claim.

     37. Landlord's Lien. To secure the payment of all Rent due and to become due under this Lease and the faithful performance of this Lease by Lessee, Lessee hereby gives to Lessor a lien and security interest on all property (including fixtures, equipment, chattels and merchandise) which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to Lessee by reason of destruction of or damage to that property. This lien and security interest is given in addition to the Lessor's statutory lien and may be foreclosed with or without court proceedings by public or private sale, provided Lessor gives Lessee at least 15 days notice of the time and place of the sale. Lessor shall have the right to become the purchaser, upon being the highest bidder at that sale. Contemporaneous with the execution of this Lease (and if requested hereafter by Lessor), Lessee shall execute and deliver to Lessor a Texas
Uniform Commercial Code Financing Statement and/or instruments in sufficient form to reflect the existence or extension of this lien and security interest. Lessor shall, in addition to all of the rights hereunder, also have all of the rights and remedies of a secured party under the Texas Uniform Commercial Code (the Texas Business and Commerce
Code). Notwithstanding the foregoing, Lessor agrees upon request from time to time by Lessee, to subordinate both its contractual and statutory
Landlord's liens to the liens of any third party lender of Lessee making a loan to Lessee relating to the Premises or any seller of personal property to be placed in the Premises, for which such Seller retains a purchase money security interest.

Valley Racing Association          By:  Ladbroke Racing
                                   Management Texas
By:  Ladbroke Racing Texas         Corporation, venturer
Corporation, venturer
                                   By: /S/ GEORGE P. HARBISON
By:/S/GEORGE P. HARBISON           Name: George P. Harbison
Name:George P. Harbison            As Its:VP/CFO
As Its:VP/CFO


                                   SHRP Valley LLC

                                   By:/S/ JAMES D. NOTEWARE
                                   Name:James D. Noteware
                                   As Its:President

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